EXHIBIT 21
INTERSTATE HOTELS & RESORTS, INC.
Subsidiaries
Updated as of: March 12, 2008
Consolidated Subsidiaries

Subsidiary	Jurisdiction	Ownership
Crossroads Hospitality Management Company, LLC	Delaware	100% Interstate Hotels & Resorts, Inc.

Interstate Arlington, LP	Delaware	99% Interstate Arlington LP, LLC 1% Interstate Arlington GP, LLC

Interstate Atlanta Airport, LLC	Delaware	100% Interstate Operating Company, LP

Interstate Baton Rouge, LLC	Delaware	100% Interstate Operating Company, LP

Interstate Columbia, LLC	Delaware	100% Interstate Operating Company, LP

Interstate Concord Holdings, LLC	Delaware	100% Interstate Concord, LLC

Interstate Durham, LLC	Delaware	100% Interstate Operating Company, LP

Interstate Hotels Company	Delaware	100% Interstate Hotels & Resorts, Inc.

Interstate Management Company, LLC	Delaware	99% Interstate Operating Company, LP 1% Interstate Hotels & Resorts, Inc.

Interstate Management Services, Inc.	Delaware	100% Interstate Hotels & Resorts, Inc.

Interstate Member, Inc.	Delaware	100% Interstate Hotels & Resorts, Inc.

Interstate Operating Company, LP	Delaware	98% Interstate Hotels & Resorts, Inc. (LP) 1% Interstate Hotels & Resorts, Inc. (GP) <1% Other Limited Partners

Interstate Partner Corporation	Delaware	100% Interstate Hotels & Resorts, Inc.

Interstate Property Corporation	Delaware	100% Interstate Hotels & Resorts, Inc.

Interstate Westchase, LP	Delaware	99% Interstate Westchase LP, LLC 1% Interstate Westchase GP, LLC

Northridge Holdings, Inc.	Delaware	100% Interstate Hotels & Resorts, Inc.

Sunstone Hotel Properties, Inc.	Colorado	100% Interstate Hotels & Resorts, Inc.